PY-2A1

csfb04_ar5_pts - Price/Yield - 2A1										5s

Balance	$100,000,000.00	Delay	24	WAC(2)	4.876	WAM(2)	358
Coupon	4.4729	Dated	5/1/04	NET(2)	4.4729	WALA(2)	2
Settle	5/28/04	First Payment	6/25/04

* PAYS GROUP NET WAC LESS [0.0000%] THROUGH MONTH 58, THEN NET WAC LESS [0.0000]%. EFFECTIVE NET MARGIN EQUALS APPROX. [1.9569]%
RUN TO EARLIEST OF BALLOON IN MONTH 58 AND 10% CALL							(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	27 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)

99.19555	4.6875	4.7103	4.7202	4.7360	4.7473	4.7653	4.7983	4.8402	4.8919	4.9471
99.20180	4.6853	4.7079	4.7176	4.7333	4.7444	4.7622	4.7947	4.8361	4.8872	4.9417
99.20805	4.6832	4.7054	4.7151	4.7305	4.7415	4.7591	4.7912	4.8321	4.8825	4.9363
99.21430	4.6810	4.7030	4.7125	4.7278	4.7387	4.7559	4.7877	4.8280	4.8779	4.9310
99.22055	4.6789	4.7005	4.7099	4.7250	4.7358	4.7528	4.7842	4.8240	4.8732	4.9256
99.22680	4.6767	4.6981	4.7074	4.7223	4.7329	4.7497	4.7806	4.8199	4.8685	4.9203
99.23305	4.6746	4.6957	4.7048	4.7195	4.7300	4.7466	4.7771	4.8159	4.8638	4.9149
99.23930	4.6724	4.6932	4.7023	4.7168	4.7271	4.7435	4.7736	4.8119	4.8591	4.9095
99.24555	4.6703	4.6908	4.6997	4.7140	4.7242	4.7404	4.7701	4.8078	4.8545	4.9042
99.25180	4.6681	4.6884	4.6971	4.7112	4.7213	4.7373	4.7666	4.8038	4.8498	4.8988
99.25805	4.6659	4.6859	4.6946	4.7085	4.7184	4.7341	4.7630	4.7998	4.8451	4.8934
99.26430	4.6638	4.6835	4.6920	4.7057	4.7155	4.7310	4.7595	4.7957	4.8404	4.8881
99.27055	4.6616	4.6811	4.6895	4.7030	4.7126	4.7279	4.7560	4.7917	4.8358	4.8827
99.27680	4.6595	4.6786	4.6869	4.7002	4.7097	4.7248	4.7525	4.7876	4.8311	4.8774
99.28305	4.6573	4.6762	4.6844	4.6975	4.7068	4.7217	4.7490	4.7836	4.8264	4.8720
99.28930	4.6552	4.6737	4.6818	4.6947	4.7039	4.7186	4.7454	4.7796	4.8217	4.8667
99.29555	4.6530	4.6713	4.6793	4.6920	4.7011	4.7155	4.7419	4.7755	4.8171	4.8613

WAL	3.26	2.87	2.73	2.53	2.40	2.23	1.96	1.70	1.45	1.26
Principal Window	Jun04 - Mar09	Jun04 - Mar09	Jun04 - Mar09	Jun04 - Mar09	Jun04 - Mar09	Jun04 - Mar09	Jun04 - Mar09	Jun04 - Nov08	Jun04 - Mar08	Jun04 - Sep07
Principal # Months	58.000000	58.000000	58.000000	58.000000	58.000000	58.000000	58.000000	54.000000	46.000000	40.000000

LIBOR_6MO	1.420000	1.420000	1.420000	1.420000	1.420000	1.420000	1.420000	1.420000	1.420000	1.420000
LIBOR_1YR	1.881000	1.881000	1.881000	1.881000	1.881000	1.881000	1.881000	1.881000	1.881000	1.881000
CMT_1YR	1.757000	1.757000	1.757000	1.757000	1.757000	1.757000	1.757000	1.757000	1.757000	1.757000

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

									7-May-04

								Sale! Subject to 5.00% Variance